Exhibit 99.1

Nukkleus Inc. Regains Full Nasdaq Compliance

Company’s recent private placement and $250million line of equity strengthen its balance sheet and supports growth strategy

New York, NY – September 29, 2025 – Nukkleus Inc. (Nasdaq: NUKK) (“Nukkleus” or the “Company”), a strategic acquirer and developer of high-growth businesses in the Aerospace and Defense (A&D) industry, today announced that it has regained full compliance with the Nasdaq Global Market’s minimum market capitalization requirement. The Company believes that this milestone, together with its recently announced $10 million PIPE and $250 million line of equity, positions the Company for continued growth.

The recently disclosed private placement significantly strengthens the Company’s balance sheet and market capitalization, reaffirming its ability to maintain Nasdaq standards. This compliance achievement, combined with Nukkleus’ addition to the Russell Microcap Index, is expected to enhance the Company’s visibility and credibility with the investment community.

The Company believes the resolution of the Nasdaq deficiency note will help address concerns previously expressed by institutional investors regarding compliance-related risks. Additionally, maintaining Nasdaq compliance and index inclusion is expected to attract enhanced analyst coverage, providing greater market transparency and research support for current and prospective investors.

The private placement is also expected to enable Nukkleus to accelerate its strategic acquisition program in the A&D sector and advance its European expansion plans, once the registration is declared effective. With greater financial flexibility, the Company is positioned to identify and scale high-potential businesses while continuing to deliver consistent, long-term value to shareholders. Nukkleus’ strengthened financial position underscores its operational resilience and strategic focus on building a diversified, innovation-driven A&D platform designed to generate sustainable growth and measurable returns.

“The successful resolution of our compliance matters, coupled with our Russell Microcap Index inclusion and the strong institutional interest we’re seeing, marks a pivotal moment for Nukkleus,” said Menny Shalom, Chief Executive Officer of Nukkleus Inc. “The planned $250 million equity line, which will only be available upon the effectiveness of the related registration statement, further supports our growth and acquisition strategy. Together, these developments strengthen investor confidence and positions us to execute on our acquisition pipeline while delivering exceptional value to our stakeholders.”

About Nukkleus Inc.

Nukkleus Inc. (NASDAQ: NUKK) focuses on acquiring and scaling mission-critical suppliers across the defense, aerospace, and advanced manufacturing sectors. Nukkleus targets Tier 2 and Tier 3 companies that form the industrial backbone of national security infrastructure in the US, Israel and Europe. Through its proprietary capital model, Nukkleus integrates operational capabilities, financial discipline, and long-term vision to modernize and expand strategic suppliers—supporting dual-use innovation and resilient supply chains.

The company’s portfolio approach combines organic growth with disciplined M&A, enabling transformational scale and positioning Nukkleus at the core of 21st-century defense industrial strategy.

Forward Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts, including, but not limited to, statements related to the ability to raise capital as a result of the execution of the credit line agreement and the ability for the Company to utilize the financing to fund acquisitions and business expansion and statements are “forward-looking statements” within the meaning of federal securities laws. In some cases, you can identify forward-looking statements by terminology such as “hopes”, “will,” “would,” “expect,” “intend,” “plan,” “objective,” or comparable terminology referencing future events, conditions or circumstances, or the negative of such terms. Although Nukkleus believes that it has a reasonable basis for the forward-looking statements contained in this press release, they are based on management’s current beliefs and expectations about future events and circumstances and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. Risk factors including, but not limited to, the risk that the Company may never draw down on the equity line, the risk that the registration statement for the equity line will not be declared effective, the risk that the acquisitions may not be completed on the terms or in the time frame expected by the company, unexpected costs, charges or expenses resulting from the acquisitions, the ability of the company to implement its business strategy, uncertainty regarding third-party market projections, market volatility, competition, litigation, and those other risks described under “Risk Factors” in Nukkleus’ filed annual report on Form 10-K, as updated from time to time in its quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements in this press release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Nukkleus undertakes no obligation to update any forward-looking statement contained in this press release to reflect events that occur or circumstances that exist after the date of this press release, except as required by law.

For more information, please contact:

Investor Relations (US)
Lena Cati
Tel: +1 212 836-9611

lcati@theequitygroup.com

Val Ferraro

Tel: +1 212 836-9612

vferraro@theequitygroup.com